PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                                  (the "Fund")

                                 CLASS B SHARES
                     AMENDED AND RESTATED DISTRIBUTION PLAN
                             PURSUANT TO RULE 12b-1
                                    under the
                         INVESTMENT COMPANY ACT OF 1940


1.       Introduction
         ------------

         The Fund and Phoenix Equity Planning Corporation (the "Distributor"), a broker-dealer registered under the Securities Exchange Act of 1934, have entered into a Distribution Agreement pursuant to which the Distributor will act as principal underwriter of each class of shares of the Fund for sale to the permissible purchasers. The Trustees of the Fund have determined to adopt this Distribution Plan (the "Plan"), in accordance with the requirements of Section 12b-1 of the Investment Company Act of 1940, as amended (the "Act") with respect to Class B shares of the Fund and have determined that there is a reasonable likelihood that the Plan will benefit the Fund and its Class B shareholders.

2.       Rule 12b-1 Fees
         ---------------

         The Fund shall reimburse the Distributor, at the end of each month, up to a maximum on an annual basis of .50% of the average daily value of the net assets of the Fund's Class B shares, subject to any applicable restrictions imposed by rules of the National Association of Securities Dealers, Inc., for distribution expenditures incurred by Distributor subsequent to the effectiveness of this Plan, in connection with the sale and promotion of the Class B shares of the Fund and the furnishing of services to Class B shareholders of the Fund. Such expenditures shall consist of: (i) commissions to sales personnel for selling Class B shares of the Fund (including underwriting commissions and finance charges related to the payment of commissions); (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii) payments to broker-dealers and other financial institutions which have entered into selling agreements with the Distributor for services rendered in connection with the sale and distribution of Class B shares of the Fund; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to the Class B shares of the Fund;
(v) the costs of preparing and distributing promotional materials; (vi) the cost of printing the Fund's Prospectus and Statement of Additional Information for distribution to potential investors; and (vii) such other similar services that the Trustees of the Fund determine are reasonably calculated to result in the sale of Class B shares of the Fund. The Fund shall also pay the Distributor, at the end of each month, an amount on an annual basis equal to 0.25% of the average daily value of the net assets of the Fund's Class B shares, as compensation for providing personal service to shareholders, including assistance in connection with inquiries relating to shareholder accounts, and for maintaining shareholder accounts (the "Service Fee").


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         Any reduction to amounts payable under this Plan shall first be to the extent of the Service Fee, and then from the balance of the 12b-1 Fee.

         Amounts paid or payable by the Fund under this Plan or any agreement with any person or entity relating to the implementation of this Plan ("related agreement") shall only be used to pay for, or reimburse payment for, the distribution expenditures described in the preceding paragraph and shall, given all surrounding circumstances, represent charges within the range of what would have been negotiated at arm's length as payment for the specific sales or promotional services and activities to be financed hereunder and any related agreement, as determined by the Trustees of the Fund, in the exercise of reasonable business judgment, in light of fiduciary duties under state law and Sections 36(a) and (b) of the Act and based upon appropriate business estimates and projections.

3.       Reports
         -------

         At least quarterly in each year this Plan remains in effect, the Fund's Principal Accounting Officer or Treasurer, or such other person authorized to direct the disposition of monies paid or payable by the Fund, shall prepare and furnish to the Trustees of the Fund for their review, and the Trustees shall review, a written report complying with the requirements of Rule 12b-l under the Act regarding the amounts expended under this Plan and the purposes for which such expenditures were made.

4.       Required Approval
         -----------------

         This Plan shall not take effect until it, together with any related agreement, has been approved by a vote of at least a majority of the Fund's Trustees as well as a vote of at least a majority of the Trustees of the Fund who are not interested persons (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any related agreement (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or any related agreement and this Plan shall not take effect with respect to the Fund until it has been approved by a vote of at least a majority of the outstanding voting Class B shares (as such phrase is defined in the Act).

5.       Term
         ----

         This Plan shall remain in effect for one year from the date of its adoption and may be continued thereafter if specifically approved at least annually by a vote of at least a majority of the Trustees of the Fund as well as a majority of the Disinterested Trustees. This Plan may be amended at any time, provided that (a) the Plan may not be amended to increase materially the amount of the distribution expenses provided in Paragraph 2 hereof (including the Service Fee) without the approval of at least a majority of the outstanding voting securities (as defined in the Act) of the Class B shares of the Fund and
(b) all material amendments to this Plan must be approved by a majority vote of the Trustees of the Fund and of the Disinterested Trustees cast in person at a meeting called for the purpose of such vote.



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6.       Selection of  Disinterested Trustees
         ------------------------------------

         While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Disinterested Trustees then in office.

7.       Related Agreements
         ------------------

         Any related agreement shall be in writing and shall provide that (a) such agreement shall be subject to termination, without penalty, by vote of a majority of the outstanding voting securities (as defined in the Act) of the Class B shares of the Fund on not more than 60 days' written notice to the other party to the agreement and (b) such agreement shall terminate automatically in the event of its assignment.

8.       Termination
         -----------

         This Plan may be terminated at any time by a vote of a majority of the Disinterested Trustees or by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Class B shares of the Fund. In the event this Plan is terminated or otherwise discontinued, no further payments hereunder will be made hereunder.

9.       Records
         -------

         The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, and any other information, estimates, projections and other materials that serve as a basis therefor, considered by the Trustees of the Fund, for a period of not less than six years from the date of this Plan, the agreement or report, as the case may be, the first two years in an easily accessible place.

10.      Non-Recourse
         ------------

         The Fund's Declaration of Trust dated February 20, 1992, a copy of which, together with the amendments thereto ("Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, refers to the Trustees under the Declaration of Trust collectively as Trustees, but not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Fund may be held to any personal liability, nor may any resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund but the Fund property only shall be liable.


[Adopted at a duly held meeting of the Board of Trustees on August 27, 1997.]